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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Symantec Corporation 2001 Non-Qualified Equity Incentive Plan and the Symantec Corporation 1998 Employee Stock Purchase Plan, as amended of our report dated April 27, 2000, with respect to the consolidated financial statements and schedule of Symantec Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California
March 9, 2001